Exhibit 99.1

SOLID POWER, INC. ANNOUNCES FIRST QUARTER 2022 FINANCIAL RESULTS

-	Financial results and business update call scheduled for 5:00 PM ET today
-	Reaffirms 2022 milestones and outlook

LOUISVILLE, Colo., May 10, 2022 – Solid Power, Inc. (Nasdaq: SLDP), an industry-leading developer of all-solid-state battery cells for electric vehicles, today announced its financial results for the first quarter ending March 31, 2022.

Business highlights:

•	EV cell pilot line installation process is nearing completion and expected to begin producing EV-scale cells for internal testing during the third quarter.
•	Electrolyte production facility construction remains on track, with expected completion in the second half of the year.
•	Cell development on schedule, with additional 2 Ah high-content silicon anode cells (“Silicon EV cells”) produced and shipped to joint development partners and continued refinement of 20 Ah Silicon EV cells.
•	Investments in operations, production equipment and technology development continue on accelerated timeline.

"2022 is off to a strong start,” said Doug Campbell, Chief Executive Officer of Solid Power. “During the first quarter, we made meaningful progress towards delivering on the accelerated investment timeline we shared previously. We are now nearing completion of our EV cell pilot line, while other investments in our operating and development capabilities remain on track. We believe these ongoing investments are key to ensuring we meet the initial stages of automotive qualification while delivering long-term value.”

“Solid Power is at the forefront of the development of all-solid-state battery cells in an environment where we believe demand for high performance cells continues to accelerate. As we progress towards our operational and technological targets, we remain focused on positioning Solid Power to build upon our leadership position in the industry.”

First Quarter Financial Highlights:

Revenue for the first quarter of 2022 was $2.2 million, up from $0.5 million in the first quarter of 2021. Operating expenses, as anticipated, were higher in the first quarter of 2022 compared to the same period in 2021, driven by planned investments in product development and the scaling of our operations. Net loss was $10.3 million, or $0.06 per diluted share, compared to a net loss of $7.2 million, or $0.10 per diluted share, during the same quarter in 2021.

Balance Sheet and Liquidity

Solid Power remained in a strong liquidity position on March 31, 2022, with combined cash, cash equivalents and marketable securities of $553.3 million plus an additional $10.9 million of long-term investments on its balance sheet. Capital expenditures during the first quarter of 2022 were $10.5 million, representing ongoing investments in the company’s technical development and operational capabilities.

2022 Outlook

Solid Power reiterates its financial guidance for the year, with 2022 revenue expected to range between $3.0 million to $5.0 million and total 2022 cash investment between $150 million and $170 million. Of the total 2022 cash investment, Solid Power expects capital expenditures to range from $85 million to $95 million and cash used in operations to be between $65 million and $75 million. Solid Power expects to have total combined cash, cash equivalents, marketable securities and long-term investments of between $420 to $440 million at the end of the year.

In 2022, Solid Power is focused on delivering the following key milestones:

•	Delivering 2 Ah and 20 Ah Silicon EV cells to automotive partners
•	Completing EV cell pilot line and commencing EV-scale cell production
•	Completing construction of electrolyte production facility
•	Delivering EV-scale Silicon EV cells to our automotive partners by the end of the year
•	Formally entering the automotive qualification process with our EV-scale Silicon EV cell

Webcast and Conference Call

Solid Power will host a conference call at 3:00 p.m. MT (5:00 p.m. ET) today, May 10, 2022. Participating on the call will be Doug Campbell, Chief Executive Officer, and Kevin Paprzycki, Chief Financial Officer.

Interested investors and other parties can listen to a webcast of the live conference call through Solid Power’s Investor Relations website at ir.solidpowerbattery.com.

The conference call can be accessed live over the phone by dialing +1-844-826-3035 (domestic) or +1-412-317-5195 (international).

A recording of the conference call will be available approximately three hours after the completion of the call at ir.solidpowerbattery.com or by dialing +1-844-512-2921 (domestic) or +1-412-317-6671 (international). The pin number for the replay is 10166347. The replay will be available until 11:59 p.m. ET on May 24, 2022.

About Solid Power, Inc.

Solid Power is an industry-leading developer of all-solid-state rechargeable battery cells for electric vehicles and mobile power markets. Solid Power replaces the flammable liquid electrolyte in a conventional lithium-ion battery with a proprietary sulfide-based solid electrolyte. As a result, Solid Power's all-solid-state battery cells are expected to be safer and more stable across a broad temperature range, provide an increase in energy density compared to the best available rechargeable battery cells, enable less expensive, more energy-dense battery pack designs and be compatible with traditional lithium-ion manufacturing processes. For more information, visit http://www.solidpowerbattery.com/.

Forward Looking Statements

All statements other than statements of present or historical fact contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including Solid Power’s or its management team’s expectations, objectives, beliefs, intentions or strategies regarding the future. When used herein, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “outlook,” “seek,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements include our financial guidance for 2022, future financial performance and our strategy, expansion plans, market opportunity, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management and expectations regarding the impact of the COVID-19 pandemic on our business and industry.  These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Solid Power disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Readers are cautioned not to put undue reliance on forward-looking statements and Solid Power cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Solid Power, including the following factors: (i) risks relating to the uncertainty of the success of our research and development efforts, including our ability to achieve the technological objectives or results that our partners require, and to do so in advance of the development of competing technologies; (ii) risks relating to the non-exclusive nature of our original equipment manufacturers and joint development agreement relationships; (iii) our ability to negotiate and execute supply agreements with our partners on commercially reasonable terms; (iv) our ability to protect our intellectual property, including in jurisdictions outside of the United States; (v) broad market adoption of electric vehicles and other technologies where we are able to deploy our all-solid-state batteries, if developed successfully; (vi) our success in retaining or recruiting, or changes required in, our officers, key employees, including technicians and engineers, or directors; (vii) changes in applicable laws or regulations; (viii) risks related to technology systems and security breaches; (ix) the possibility that COVID-19 or a future pandemic may adversely affect our results of operations, financial position and cash flows; (x) the possibility that we may be adversely affected by other economic, business or competitive factors, including supply chain interruptions, and may not be able to manage other risks and uncertainties; (xi) risks relating to our status as an early stage company with a history of financial losses, and an expectation to incur significant expenses and continuing losses for the foreseeable future; (xii) rollout of our business plan and the timing of expected business milestones; (xiii) the termination or reduction of government clean energy and electric vehicle incentives; (xiv) delays in the construction and operation of production facilities; and (xv) changes in domestic and foreign business, market, financial, political and legal conditions. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the “Risk Factors” section of Solid Power’s Annual Report on Form 10-K for the year ended December 31, 2021 and other documents filed by Solid Power from time to time with the SEC, all of which are available on the SEC’s website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Solid Power gives no assurance that it will achieve its expectations.

Contact Information

For Investors:

Kevin Paprzycki

Chief Financial Officer

1 (800) 799-7380

investors@solidpowerbattery.com

For Media:

Will McKenna

Marketing Communications Director

(720) 598-2877

press@solidpowerbattery.com

Website: www.solidpowerbattery.com

Twitter: https://twitter.com/SolidPowerInc

LinkedIn: https://www.linkedin.com/company/solid-power

Solid Power, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands, except par value, share amounts, and per-share amounts)

	As of
	March 31, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$450,405	$513,447
Marketable securities	102,910	75,885
Contract receivables	1,639	829
Prepaid expenses and other current assets	2,919	4,216
Total current assets	557,873	594,377

Property and equipment, net	34,978	22,082
Right-of-use operating lease asset, net	7,569	-
Right-of-use financing lease asset, net	212	-
Other assets	1,239	602
Long-term investments	10,898	-
Intangible assets, net	722	619
Total assets	$613,491	$617,680

Current liabilities:
Accounts payable	$4,135	$4,326
Current portion of long-term debt	88	120
Deferred revenue	431	500
Accrued and other current liabilities:
Accrued compensation	810	1,151
Other accrued liabilities	310	2,269
Operating lease liabilities, short-term	657	-
Financing lease liabilities, short-term	46	-
Total current liabilities	6,477	8,366

Long-term debt	4	10
Operating lease liabilities, long-term	7,487	-
Financing lease liabilities, long-term	164	-
Warrant liabilities	49,310	50,020
Other long-term liabilities	-	393
Deferred taxes	204	226
Total liabilities	$63,646	$59,015

Stockholders equity:
Common stock, $0.0001 par value; 2,000,000,000 shares authorized; 173,770,952 and 167,557,988 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	17	17
Additional paid-in capital	570,037	568,183
Accumulated other comprehensive loss	(330)	-
Accumulated deficit	(19,879)	(9,535)

Total stockholders' equity	$549,845	$558,665

Total liabilities and stockholders' equity	$613,491	$617,680

Solid Power, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per-share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue	$2,196	$480

Operating expenses
Direct costs	2,030	514
Research and development	6,661	3,106
Marketing and sales	795	556
General and administrative	4,022	597
Total operating expenses	13,508	4,773

Operating loss	(11,312)	(4,293)

Nonoperating income (expense)
Interest income	201	1
Interest expense	(5)	(222)
Other income	39	-
Change in fair value of warrant liabilities	710	-
Loss from change in fair value of embedded derivative liability	-	(2,680)
Total nonoperating income (loss)	945	(2,901)

Pretax income (loss)	(10,367)	(7,194)

Income tax (benefit) expense	(23)	(53)

Net income (loss)	(10,344)	(7,141)

Net loss per share - basic and diluted	$(0.06)	$(0.10)

Weighted average shares outstanding - basic and diluted	172,395,717	70,087,539

Solid Power, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands, except per-share amounts)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net income (loss)	$(10,344)	$(7,141)
Adjustments to reconcile net income (loss) to net cash and cash equivalents from operating activities:
Depreciation and amortization	753	544
Amortization of right-of-use assets	9	-
Loss on sale of property and equipment	-	1
Stock compensation expense	1,596	70
Deferred taxes	(23)	(53)
Warrant liabilities	(710)	-
Accrued interest on convertible notes payable to be paid in kind	-	177
Loss from change in fair value of embedded derivative liability	-	2,680
Changes in operating assets and liabilities that provided (used) cash and cash equivalents:
Contract receivables	(810)	(130)
Prepaid expenses and other current assets	659	(67)
Accounts payable	(3,310)	84
Deferred revenue	(69)	(36)
Accrued and other liabilities	(2,300)	245
Operating lease liability	180	(17)
Net cash and cash equivalents used by operating activities	(14,369)	(3,643)

Cash flows from investing activities
Purchases of property and equipment	(10,527)	(68)
Purchases of marketable securities and long-term investments	(61,669)	-
Proceeds from sales of marketable securities	23,420	-
Purchases of intangible assets	(105)	(29)
Net cash and cash equivalents used by investing activities	(48,881)	(97)

Cash flows from financing activities
Proceeds from debt	-	958
Payments of debt	(38)	(304)
Proceeds from issuance of convertible note payable	-	4,875
Proceeds from exercise of common stock options	270	17
Payments on finance lease liability	(12)	-
Transaction costs	(12)	-
Net cash and cash equivalents used by financing activities	208	5,546

Net increase (decrease) in cash and cash equivalents	(63,042)	1,806

Cash and cash equivalents - beginning of the year	513,447	4,974

Cash and cash equivalents - end of the year	$450,405	$6,780